1 Exhibit 99.1 UNAUDITED PRO FORMA STATEMENTS OF INCOME In June 2014, PPL and Talen Energy Supply executed definitive agreements with the Riverstone Holders to combine their competitive power generation businesses into a new, stand-alone, publicly traded company named Talen Energy Corporation. On June 1, 2015, PPL completed the spinoff to PPL shareowners of a newly formed entity, HoldCo, which at such time owned all of the membership interests of Talen Energy Supply and all of the common stock of Talen Energy Corporation. Immediately following the spinoff, HoldCo merged with a special purpose subsidiary of Talen Energy Corporation, with HoldCo continuing as the surviving company to the merger and as a wholly owned subsidiary of Talen Energy Corporation and the sole owner of Talen Energy Supply. PPL does not have an ownership interest in Talen Energy Corporation or Talen Energy Supply after completion of the spinoff. Substantially contemporaneous with the spinoff and merger, RJS Power was contributed by the Riverstone Holders to become a subsidiary of Talen Energy Supply. Subsequent to the Combination, RJS Power was merged into Talen Energy Supply. Talen Energy has treated the combination with RJS Power as an acquisition, with Talen Energy Supply considered the accounting acquirer of RJS Power, in accordance with business combination accounting guidance. The Unaudited Pro Forma Condensed Combined Statements of Income (the "pro forma statements of income") have been derived from the historical consolidated statements of income Talen Energy Corporation and Talen Energy Supply and the historical consolidated and combined statements of income of RJS Power (collectively, the "historical statements of income"). Talen Energy Supply is considered the accounting predecessor of Talen Energy Corporation; therefore, the historical consolidated statements of income prior to June 1, 2015 presented for Talen Energy includes only legacy Talen Energy Supply information. From June 1, 2015, upon completion of the spinoff and acquisition, Talen Energy’s historical consolidated statements of income also includes RJS. As such, Talen Energy’s historical consolidated statements of income presented for the year ended December 31, 2015 represents twelve months of legacy Talen Energy Supply information consolidated with seven months of RJS information from June 1, 2015. In connection with the FERC approval of the Combination, Talen Energy and RJS Power agreed that within twelve months following the closing of the Combination, Talen Energy would enter into an agreement to divest between 1,300 and 1,400 MW of assets in one of two groups of assets (both of which included the Sapphire facilities within PJM and the first of which also included the Holtwood, Lake Wallenpaupack and C.P. Crane facilities, and the other of which also included the Ironwood facility), and to limit PJM energy market offers from assets it retained in the other group to cost-based offers. In September 2015, Talen Energy requested that the FERC approve a third option for complying with the mitigation requirement consisting of divesting the Ironwood, Holtwood, Lake Wallenpaupack and C.P. Crane facilities, but excluding the Sapphire facilities. FERC approved this third option in November 2015. Talen Energy met this requirement with the February 2016 sales of Ironwood and C.P. Crane and the April 2016 sale of the Holtwood and Lake Wallenpaupack facilities (collectively, the "Dispositions"). The historical statements of income have been adjusted in the pro forma statements of income to give effect to pro forma events that are: (i) directly attributable to the spinoff, Combination and the Dispositions; (ii) factually supportable; (iii) expected to have a continuing impact on results; and (iv) conforming the 2015 presentation with the 2016 presentation. The pro forma statements of income does not include pro forma adjustments for the impact of the November 2015 transactions related to the acquisition of MACH Gen and the disposition of Talen Renewable Energy, LLC, neither of which require adjustments under pro forma rules as the businesses do not meet the applicable significance thresholds. Therefore, actual operating results include the results of MACH Gen after the acquisition by Talen Energy and of Talen Renewable Energy, LLC prior to its disposition. The pro forma information also does not include pro forma adjustments for the future impact of the June 2016 announced Merger with affiliates of Riverstone, a private investment firm, in which Riverstone affiliates will acquire all outstanding shares of Talen Energy Corporation common stock not owned by Riverstone, subject to certain exceptions. The Merger is expected to be completed by the end of 2016, subject to regulatory and stockholder approval and satisfaction of other closing conditions. The historical statement of income for the six months ended June 30, 2016 differs between Talen Energy Corporation and Talen Energy Supply due to costs related to the Merger that are incurred by Talen Energy Corporation. There are no differences between the historical statement of income for the year ended December 31, 2015.

2 The pro forma statements of income for the six months ended June 30, 2016 and for the year ended December 31, 2015 give effect to the Dispositions to satisfy the FERC Order by adjusting revenues and expenses for the Dispositions. The pro forma statement of income for the year ended December 31, 2015 also: (a) gives effect to the spinoff of HoldCo and the Combination as if they were completed on January 1, 2014; (b) adjusts for incremental depreciation and amortization expense related to fair value adjustments to PP&E and identifiable intangible assets and liabilities from the RJS Power acquisition; (c) adjusts for incremental interest expense for outstanding borrowings to reflect the terms of the Revolving Facility; (d) conforms certain RJS Power accounting policies with those of Talen Energy Supply; and (e) reflects the issuance of Talen Energy Corporation common stock in connection with the Talen Transactions. The purchase price (total consideration) for the acquisition of RJS Power was deemed to be $902 million based on the fair value of the Talen Energy Corporation common stock issued for the acquisition using the June 1, 2015 closing "when-issued" market price. The purchase price allocation was completed at the end of 2015. Throughout the periods covered by the pro forma statements of income (up to and through May 31, 2015), Talen Energy Supply’s business was conducted and accounted for as part of PPL. As a result, the Talen Energy Supply historical statement of income up to and through that date reflects significant allocations of costs and expenses. All of the allocations and estimates in the historical financial information are based on assumptions that management believes are reasonable. However, Talen Energy Supply historical statements of income do not necessarily represent the costs and expenses of Talen Energy Supply’s business had it been operated as a separate independent entity. The pro forma statements of income do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or synergies expected to result from the Talen Transactions. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma statements of income. The pro forma statements of income have been presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations of Talen Energy. The following pro forma statements of income should be read in conjunction with:  the accompanying notes to the pro forma statements of income;  the unaudited condensed consolidated financial statements of Talen Energy as of and for the six months ended June 30, 2016 and the audited consolidated financial statements of Talen Energy as of and for the year ended December 31, 2015, which are included in Talen Energy's report on Form 10-Q filed with the SEC on August 5, 2016 and in Talen Energy's report on Form 10-K filed with the SEC on February 29, 2016; and  the unaudited consolidated and combined condensed financial statements of RJS Power as of and for the three months ended March 31, 2015 and the audited consolidated and combined financial statements of RJS Power as of and for the period ended December 31, 2014, which are included in Talen Energy Corporation's prospectus filed pursuant to Rule 424 (b)(3) filed with the SEC on November 3, 2015 (as supplemented).

Talen Energy Corporation
Pro Forma Condensed Statement of Income
(Unaudited)
(Millions of dollars)

	Six Months Ended June 30, 2016		
	Talen Energy Corporation	Pro Forma Adjustments (Note 2)	Pro Forma Entity
Operating Revenues			
Wholesale energy	$1,189	$ (38)(a)	$1,151
Retail energy	448		448
Energy-related businesses	233		233
Total Operating Revenues	1,870	(38)	1,832
Operating Expenses			
Operation			
Fuel and energy purchases	838	(11)(a)	827
Operation and maintenance	559	(7)(a)(d)	552
(Gain) Loss on sale	(563)	563 (a)	
Impairments	213		213
Depreciation	218	(2)(a)	216
Taxes, other than income	22		22
Energy-related businesses	224		224
Total Operating Expenses	1,511	543	2,054
Operating Income (Loss)	359	(581)	(222)
Other Income (Expense)—net	12		12
Interest Expense	120	(1)(a)	119
Income (Loss) Before Income Taxes	251	(580)	(329)
Income Taxes	103	(232)(a)(f)	(129)
Income (Loss) from Continuing Operations After Income Taxes	$ 148	$ (348)	$ (200)
Pro Forma Earnings Per Share:			
Income (Loss) from Continuing Operations after Income Taxes - Basic and Diluted (1)			$ (1.56)
Pro forma Weighted-Average Shares Outstanding (in thousands) (1):			
Basic and Diluted			128,526

(1) Pro forma basic and diluted earnings per share and pro forma weighted-average basic and diluted shares outstanding for the six months ended June 30, 2016 reflect the number of shares of common stock that were outstanding during that period. Basic and diluted earnings per share were calculated by dividing Income (Loss) from Continuing Operations after Income Taxes by the pro forma weighted-average shares outstanding. Share based payment awards of 949,000 were excluded from weighted-average shares outstanding in the computation of diluted earnings per share because the effect would have been antidilutive.

See accompanying Unaudited Notes to Pro Forma Statements of Income.

3

Talen Energy Supply, LLC
Pro Forma Condensed Statement of Income
(Unaudited)
(Millions of dollars)

	Six Months Ended June 30, 2016		
	Talen Energy Supply	Pro Forma Adjustments (Note 2)	Pro Forma Entity
Operating Revenues			
Wholesale energy	$1,189	$ (38)(a)	$1,151
Retail energy	448		448
Energy-related businesses	233		233
Total Operating Revenues	1,870	(38)	1,832
Operating Expenses			
Operation			
Fuel and energy purchases	838	(11)(a)	827
Operation and maintenance	548	(7)(a)(d)	541
(Gain) Loss on sale	(563)	563(a)	-
Impairment	213		213
Depreciation	218	(2)(a)	216
Taxes, other than income	22		22
Energy-related businesses	224		224
Total Operating Expenses	1,500	543	2,043
Operating Income (Loss)	370	(581)	(211)
Other Income (Expense)—net	12		12
Interest Expense	120	(1)(a)	119
Income (Loss) Before Income Taxes	262	(580)	(318)
Income Taxes	107	(232)(a)(f)	(125)
Income (Loss) from Continuing Operations After Income Taxes	$ 155	$ (348)	$ (193)

See accompanying Unaudited Notes to Pro Forma Statements of Income.

4

Talen Energy
Pro Forma Condensed Combined Statement of Income
(Unaudited)
(Millions of dollars)

	For the Year Ended December 31, 2015				
		RJS Power			
	Talen Energy	3 Months Ended March 31, 2015	2 Months Ended May 31, 2015	Pro Forma Adjustments (Note 2)	Pro Forma Combined Entity
Operating Revenues					
Wholesale energy	$2,842	$ 231	$ 108	$ (307)(a)	$2,874
Retail energy	1,095				1,095
Energy-related businesses	544				544
Total Operating Revenues	4,481	231	108	(307)	4,513
Operating Expenses					
Operation					
Fuel and energy purchases				2,021 (a) (g)	2,021
Fuel	1,194	139	60	(1,393)(g)	
Energy purchases	676			(676) (g)	
Operation and maintenance	1,052	59	49	(122)(a)(b)(c)(d) (g)	1,038
Impairments	657			(14)(a)	643
Depreciation	356	23	16	(10)(a)(c)	385
Taxes, other than income	65	6	4	(42)(a) (g)	33
Energy-related businesses	520			(8) (g)	512
Total Operating Expenses	4,520	227	129	(244)	4,632
Operating Income (Loss)	(39)	4	(21)	(63)	(119)
Other Income (Expense)—net	(118)	1	3		(114)
Interest Expense	211	18	12	(18)(a)(e)	223
Income (Loss) from Continuing Operations Before Income Taxes	(368)	(13)	(30)	(45)	(456)
Income Taxes	(27)			(36)(a)(f)	(63)
Income (Loss) from Continuing Operations After Income Taxes	$ (341)	$ (13)	$ (30)	$ (9)	$ (393)

Talen Energy Corporation
Pro Forma Earnings Per Share:

Income (Loss) from Continuing Operations After Income Taxes -Basic and Diluted (1)	$ (3.06)

Pro forma Weighted-Average Shares Outstanding (in thousands):

Basic and Diluted (1)	128,499

(1) Pro forma basic and diluted earnings per share and pro forma weighted-average basic and diluted shares outstanding for the year ended December 31, 2015 reflect the number of shares of common stock that were issued upon completion of the Talen Transactions. Basic and diluted earnings per share were calculated by dividing Income (Loss) from Continuing Operations after Income Taxes by the pro forma weighted-average shares outstanding.

See accompanying Unaudited Notes to Pro Forma Statements of Income.

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6 Unaudited Notes to Pro Forma Statements of Income Note 1. Basis of Pro Forma Presentation The pro forma statements of income have been derived from the historical consolidated statements of income of Talen Energy Corporation and Talen Energy Supply and the historical consolidated and combined statement of income of RJS Power. Talen Energy Supply is considered the accounting predecessor of Talen Energy Corporation; therefore, the historical consolidated statement of income prior to June 1, 2015 presented for Talen Energy includes only legacy Talen Energy Supply information. From June 1, 2015, upon completion of the spinoff and acquisition, Talen Energy’s historical consolidated statements of income also includes RJS. As such, Talen Energy’s historical consolidated statements of income presented for the year ended December 31, 2015 represents twelve months of legacy Talen Energy Supply information consolidated with seven months of RJS information from June 1, 2015. In connection with the FERC approval of the Combination, Talen Energy and RJS Power agreed that within twelve months following the closing of the transaction, Talen Energy would enter into an agreement to divest between 1,300 and 1,400 MW of assets in one of two groups of assets (both of which included the Sapphire facilities within PJM and the first of which also included the Holtwood, Lake Wallenpaupack and C.P. Crane facilities, and the other of which also included the Ironwood facility), and to limit PJM energy market offers from assets it would retain in the other group to cost-based offers. In September 2015, Talen Energy requested that the FERC approve a third option for complying with the mitigation requirement that consisting of divesting the Ironwood, Holtwood, Lake Wallenpaupack and C.P. Crane facilities, but excluding the Sapphire facilities. FERC approved this third option in November 2015. Talen Energy met this requirement with the February 2016 sales of Ironwood and C.P. Crane and the April 2016 sale of the Holtwood and Lake Wallenpaupack facilities (collectively, the "Dispositions"). The historical statements of income have been adjusted in the pro forma statements of income to give effect to pro forma events that are: (i) directly attributable to the spinoff, Combination and the Dispositions; (ii) factually supportable; (iii) with respect to the statements of income, expected to have a continuing impact on results; and (iv) conforming the 2015 presentation with the 2016 presentation. The pro forma statements of income do not include pro forma adjustments for the impact of the November 2015 transactions related to the acquisition of MACH Gen and the disposition of Talen Renewable Energy, LLC, neither of which require adjustments under pro forma rules as the businesses do not meet the applicable significance thresholds. Therefore, actual operating results include the results of MACH Gen after the acquisition by Talen Energy and of Talen Renewable Energy, LLC prior to its disposition. The pro forma information also does not include pro forma adjustments for the future impact of the June 2016 announced Merger with affiliates of Riverstone, a private investment firm, in which Riverstone affiliates will acquire all outstanding shares of Talen Energy Corporation common stock, subject to certain exceptions. The Merger is expected to be completed by the end of 2016, subject to regulatory and stockholder approval and satisfaction of other closing conditions. The historical statement of income for the six months ended June 30, 2016 differs between Talen Energy Corporation and Talen Energy Supply due to costs related to the Merger that are incurred by Talen Energy Corporation. There are no differences between the historical information for the year ended December 31, 2015. The pro forma statements of income for the six months ended June 30, 2016 and for the year ended December 31, 2015 give effect to the Dispositions to satisfy the FERC Order by adjusting revenues and expenses for the Dispositions. The pro forma statement of income for the year ended December 31, 2015 also: (a) gives effect to the spinoff of HoldCo and the Combination as if they were completed on January 1, 2014; (b) adjusts for incremental depreciation and amortization expense related to fair value adjustments to PP&E and identifiable intangible assets and liabilities from the RJS Power acquisition; (c) adjusts for incremental interest expense for outstanding borrowings to reflect the terms of the Revolving Facility; (d) conforms certain RJS Power accounting policies with those of Talen Energy Supply; and (e) reflects the issuance of Talen Energy Corporation common stock in connection with the Talen Transactions. The result of these adjustments, as well as other adjustments, is presented in Note 2. The pro forma statements of income do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or synergies expected to result from the Talen Transactions. Other items that are not included in the pro forma statements of income are presented in Note 3. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma statements of income. Certain items normally included in the statement of income have been excluded from the pro forma statements of income.

Note 2. Pro Forma Adjustments

(a) The pro forma statements of income include adjustments to revenues and expenses for the disposal of the Ironwood, Holtwood, Lake Wallenpaupack and C.P. Crane generating facilities identified in the third mitigation package to satisfy the FERC Order. These adjustments are as follows:

	Debit (Credit)	
	Six Months Ended June 30, 2016	Year Ended December 31, 2015
Statement of Income:		
Operating Revenues	38	$ 307
Operating Expenses, other than impairments and gain (loss) on sale	(18)	(202)
Impairments		(14)
Gain (Loss) on sale	563	
Interest Expense	(1)	(6)
Income Taxes	(233)	(34)

(b) The pro forma statement of income for the year ended December 31, 2015 includes adjustments to conform RJS Power's accounting policy with that of Talen Energy Supply for the capitalization of overhauls.

	Debit (Credit)
Statements of Income:	
Operation and maintenance for the year ended December 31, 2015	$(1)

(c) The year ended December 31, 2015 pro forma statement of income reflects adjustments related to RJS Power for a $24 million increase in depreciation as a result of changes in the value of property, plant and equipment, a $5 million decrease in amortization expense as a result of changes in the value of intangible assets and a $1 million decrease to depreciation to reclassify ARO accretion to other operation and maintenance (consistent with Talen Energy's presentation).

(d) The six months ended June 30, 2016 pro forma statement of income reflects a $2 million decrease to "Operation and maintenance" to exclude $2 million of restructuring costs incurred by Talen Energy for spinoff related expenses.

The year ended December 31, 2015 pro forma statement of income reflects a $46 million decrease to "Operation and maintenance" to exclude $9 million of transaction related costs incurred by Talen Energy, $25 million of accelerated stock-compensation costs, and $12 million of restructuring costs incurred by Talen Energy for spinoff related expenses.

(e) The year ended December 31, 2015 pro forma statement of income reflects a $12 million decrease to "Interest Expense" to exclude fees from the existing $3.0 billion credit facility that were written off when the facility was terminated as a result of the spinoff.

(f) The six months ended June 30, 2016 and the year ended December 31, 2015 pro forma statements of income reflect the income tax effects of (1) the pro forma adjustments in (b) through (e) above and (2) the Income (Loss) from Continuing Operations before Income Taxes of RJS Power through May 31, 2015 which were calculated at a blended statutory income tax rate of 40.00%. The legal entities included in RJS Power's historical consolidated and combined financial statements were primarily partnerships or limited liability companies treated as partnerships or that had elected to be treated as disregarded entities for federal tax purposes. As such, no provision for federal or state corporate income taxes was made in RJS Power's historical consolidated and combined financial statements.

(g) During 2016, Talen Energy made presentation changes to its Statement of Income including combining "Fuel" and "Energy purchases" in a single line and reclassifying certain "Operating Expenses" to align the presentation

7

of these operating expenses with how Talen Energy management views the costs. Therefore, the pro forma statement of income for the year ended December 31, 2015 reflects adjustments for these changes in presentation for consistency with the presentation reflected on the pro forma statement of income for the six months ended June 30, 2016. The changes in presentation had no impact on total "Operating Expenses" or "Operating Income (Loss)"and were as follows:

	Debit (Credit)
Statements of Income for the year ended December 31, 2015:	
Operating Expense:	
Fuel and energy purchases	$ 2,134
Fuel	(1,393)
Energy purchases	(676)
Operation and maintenance	(16)
Taxes, other than income	(41)
Energy-related businesses	(8)

Note 3. Items Excluded from the Unaudited Pro Forma Statements of Income and Unusual Items

The unaudited pro forma statements of income do not reflect:

(a) the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or synergies expected to result from the Talen Transactions.

(b) adjustments for the acquisition of MACH Gen or the disposition of Talen Renewable Energy, LLC, which are not required under pro forma rules as the businesses do not meet the applicable significance thresholds.

(c) adjustments for the future impact of the Merger.

The unaudited pro forma statements of income include the following unusual items:

(a) "Operation and maintenance" on Talen Energy's 2016 and 2015 Statements of Income includes:

	Six Months ended June 30, 2016		Year ended December 31, 2015	
	Pre-tax	**After-tax**	**Pre-tax**	**After-tax**
Separation benefits (1)	$ 9	$ 5	$ 2	$ 1
TSA costs (2)	24	14	29	17
Corette closure costs (3)			4	2
Other (4)	(3)	(2)	(10)	(6)

(1) 2016 represents a charge for approximately 85 management positions to be eliminated. Management continues to review its staffing levels to determine if additional eliminations are necessary.
(2) Transition Service Agreement costs with PPL and TPM.
(3) Operations were suspended and the Corette plant was retired in March 2015.
(4) 2015 represents a gain on the sale of Talen Renewable Energy, LLC.

In addition, Talen Energy Corporation recorded $11 million ($7 million after-tax) of expenses for the six months ended June 30, 2016 related to the Merger, primarily for investment banking, legal and other professional services, which are reflected in "Operation and maintenance."

(b) "Retail energy" on Talen Energy's Statement of Income for the year ended December 31, 2015 includes a decrease to revenues of $7 million ($4 million after-tax) for amounts inadvertently recorded as revenue in prior periods. Prior to this date, Talen Energy Supply billed and collected amounts from a third party that had a transmission operating agreement with Talen Energy Supply's former affiliate, PPL Electric. Such amounts should have been recognized as an affiliate payable, but were inadvertently recorded as revenue. The $4 million after-tax impact of correcting this overstatement of "Retail energy" revenues decreased "Income (Loss) from

8

9 Continuing Operations after Income Taxes" and "Net Income-(Loss)" during the year ended December 31, 2015. The impact of the overstatement was not material to the previously-issued financial statements and the correction was not material to the full year results for 2015. (c) "Income (Loss) from Continuing Operations" on Talen Energy Corporation’s and Talen Energy Supply's Statement of Income for the six months ended June 30, 2016 includes long-lived asset impairments recorded in the second quarter of 2016. In April 2016, Talen Energy received notification from the NRC of the completion of its Final Environmental Impact Statement (FEIS) related to its COLA. Following receipt of the FEIS, during the second quarter of 2016, Talen Energy reassessed its alternatives with respect to the proposed Bell Bend nuclear generating unit (Bell Bend). While the COLA remains on file with the NRC, Talen Energy determined it will no longer pursue the development of the COLA. In making this decision, Talen Energy considered the following factors: forecasted energy and capacity prices; operating costs; lack of government incentives for new nuclear generation; continually rising nuclear plant construction costs; and the lack of progress by Talen Energy's current nuclear reactor vendor with respect to its NRC design certification process. Talen Energy concluded that these factors resulted in a triggering event requiring the COLA, a definite lived intangible asset, to be tested for impairment. Based on its evaluation, management determined that the amounts capitalized for the COLA are not recoverable. As a result, for the six months ended June 30, 2016, Talen Energy recorded a pre-tax impairment charge of $204 million ($122 million after-tax) that is reflected in "Impairments" on the 2016 Statement of Income. The impairment charge represented all of the COLA costs reflected on the balance sheet. In addition, upon acquisition of the MACH Gen assets in November 2015, Talen Energy assigned no value to the plant and equipment of the Harquahala plant. Talen Energy determined that the cash flows of the plant are not recoverable and for the six months ended June 30, 2016, recorded a pre-tax impairment charge of $9 million ($5 million after-tax) for all amounts capitalized since acquisition that is reflected in "Impairments" on the 2016 Statement of Income. All future amounts capitalized are expected to be impaired until the carrying value of the plant is recoverable. "Income (Loss) from Continuing Operations" on Talen Energy’s Statement of Income for the year ended December 31, 2015 includes goodwill and other long-lived asset impairments recorded in the third and fourth quarters of 2015. Talen Energy performed an interim goodwill impairment assessment as of June 1, 2015, the spinoff and acquisition date. The East reporting unit, which is equivalent to the East segment, failed step one as of June 1, 2015. While the step two analysis was not complete by the filing of the second quarter Form 10-Q, management estimated that no goodwill impairment charge was required to be recorded in the second quarter. As provided for in the applicable accounting guidance, no goodwill impairment charge was recorded based on management's best estimate at that time, which was confirmed when the second quarter analysis was subsequently completed. During the third quarter of 2015, there was a significant decline in Talen Energy Corporation’s stock price, which indicated a significant change in the financial markets’ view of the value of Talen Energy’s business and/or the industry in which it operates and potential risk associated with an investment in Talen Energy Corporation’s common stock. As a result, management concluded that these factors could be indicators of goodwill impairment and reconsidered in the third quarter certain inputs incorporated in its assessment of fair value of both Talen Energy's overall business and the East reporting unit, where all of the goodwill was assigned. Additionally, in the third quarter of 2015, management updated its fundamental pricing models in conjunction with market information gained as a result of the 2018/2019 planning year PJM capacity auction completed in August 2015. The resulting changes in forecasted cash flows and related fair value measurements indicated an impairment of certain other long-lived assets. As a result of the third quarter analyses and these updates, Talen Energy recorded impairment charges in connection with the preparation of Talen Energy’s financial statements for the third quarter of 2015. A pre-tax goodwill impairment charge of $466 million ($449 million after-tax) was recorded, which represented all of the goodwill recorded on Talen Energy’s balance sheet. Also, Talen Energy assessed certain long-lived assets for impairment and determined that the C.P. Crane coal-fired plant failed a recoverability test and as a result, recorded an impairment charge based on the plant's estimated fair value at September 30, 2015. In addition, because the Sapphire plants were classified as held for sale and must be carried at the lower of its current carrying value or fair value less cost to sell, Talen Energy used updated cash flow information to calculate the estimated fair value of the Sapphire plants at September 30, 2015. As a result, Talen Energy recorded a pre-tax impairment charge of $122 million ($73 million after-tax), based on estimated fair value. At November 30, 2015, in connection with the Sapphire plants being reclassified to held and used and continuing operations from held for sale and discontinued operations, and the continued review of the C.P. Crane plant, management reassessed the fair value of each facility and recorded an additional recorded pre-tax impairment charges of $67 million ($40 million after-tax), based on estimated fair value.

10 (d) "Wholesale Energy" Revenues on Talen Energy’s Statement of Income for the year ended December 31, 2015 includes gains of $13 million ($8 million after-tax) related to certain derivative contracts that were early- terminated due to the spinoff transaction. (e) "Fuel" on Talen Energy’s Statement of Income for the year ended December 31, 2015 includes an increase of $41 million ($25 million after-tax) for charges incurred to reduce contracted coal deliveries. As a result of low market prices and demand for electricity and natural gas, coal utilization has decreased. To mitigate the risk of oversupply, Talen Energy incurred these pre-tax charges to reduce its contracted coal deliveries in 2015 through 2018. (f) "Other Income (Expense)—net" on Talen Energy’s Statement of Income for the year ended December 31, 2015 includes a pre-tax charge of $134 million ($82 million after-tax) for the termination of a remarketing dealer's right to remarket certain senior unsecured notes.

11 Glossary "COLA" means license application for a combined construction permit and operating license from the NRC for a nuclear plant. "Combination" means the contribution by the Riverstone Holders of RJS Power in exchange for shares of Talen Energy Corporation common stock. "Credit Agreement" means the credit agreement with Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Bank of Tokyo-Mitsubishi UFJ Ltd. and RBC Capital Markets, as joint lead arrangers and joint bookrunners, and the other agents and lenders from time to time party thereto, and Talen Energy Supply, as borrower, dated as of June 1, 2015, which provides for a revolving loan facility consisting of a $1.85 billion revolving loan facility maturing in five years from the date thereof. "FERC" means the U.S. Federal Energy Regulatory Commission. "FERC Order" means the order of the FERC dated December 18, 2014 approving the Talen Transactions pursuant to Section 203 of the Federal Power Act, as amended on November 30, 2015. "HoldCo" means Talen Energy Holdings, Inc., a Delaware corporation, which was formed for the purposes of the spinoff transaction. HoldCo is a wholly owned direct subsidiary of Talen Energy Corporation and is the sole member of Talen Energy Supply. “Jade” means Jade Power Generation Holdings LLC, a subsidiary of Talen Energy Supply that owns generating operations in Texas. "MACH Gen" means MACH Gen, LLC, a subsidiary of Talen Energy Supply and parent of New MACH Gen. "Merger" means proposed merger of Talen Energy Corporation and RJS Merger Sub Inc. (a wholly owned subsidiary of Parent referred to as "Merger Sub") pursuant to a June 2, 2016 Agreement and Plan of Merger (the "Merger Agreement") by and among RPH Parent LLC, SPH Parent LLC, CRJ Parent LLC (each, an affiliate of Riverstone, and collectively referred to as "Parent"), and Merger Sub, with Talen Energy Corporation continuing as the surviving corporation on the terms and conditions set forth in the Merger Agreement. "NRC" means the U.S. Nuclear Regulatory Commission. "PJM" means PJM Interconnection, L.L.C., operator of the electricity transmission network and electricity market in all or parts of Delaware, Illinois, Indiana, Kentucky, Maryland, Michigan, New Jersey, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and the District of Columbia. "PPL" means PPL Corporation, the former indirect parent holding company of all Talen Energy companies except for RJS’ subsidiaries. "PPL Electric" means PPL Electric Utilities Corporation, a Pennsylvania corporation and a public utility subsidiary of PPL and former affiliate of Talen Energy engaged in the regulated transmission and distribution of electricity in its Pennsylvania service area and that provides electricity supply to its retail customers in this area. "Raven" means Raven Power Generation Holdings LLC, a Delaware limited liability company and a subsidiary of Talen Energy Supply that owns generating operations in Maryland; provided that, when used in the audited consolidated and combined financial statements of RJS Power and the unaudited consolidated and combined condensed financial statements of RJS Power, “Raven” means Raven Power Holdings LLC. "Revolving Facility" means the revolving loan facility under the Credit Agreement. "Riverstone" means Riverstone Holdings LLC, a Delaware limited liability company.

12 "Riverstone Holders" means Raven Power Holdings LLC, C/R Energy Jade, LLC and Sapphire Power Holdings LLC, affiliates of Riverstone that formerly owned RJS Power and contributed RJS Power on June 1, 2015 in exchange for 35% of Talen Energy Corporation’s common stock. "RJS" means Raven, Jade and Sapphire, collectively. "RJS Power" means RJS Generation Holdings LLC, a Delaware limited liability company and former parent of RJS that was contributed by the Riverstone Holders on June 1, 2015 in exchange for 35% of Talen Energy Corporation’s common stock. Following the Combination, RJS Power was merged into Talen Energy Supply. "Sapphire" means Sapphire Power Generation Holdings LLC, a Delaware limited liability company and a subsidiary of Talen Energy Supply that owns generating operations in Massachusetts, New Jersey and Pennsylvania; provided that, when used in the audited consolidated and combined financial statements of RJS Power and the unaudited consolidated and combined condensed financial statements of RJS Power, "Sapphire" means Sapphire Power Holdings LLC. "SEC" means the United States Securities and Exchange Commission. "Talen Energy" means Talen Energy Corporation and Talen Energy Supply, LLC, collectively. "Talen Energy Supply" means Talen Energy Supply, LLC, formerly PPL Energy Supply, LLC, a Delaware limited liability company and an indirect subsidiary of Talen Energy Corporation. "Talen Transactions" means the June 1, 2015 transaction whereby (i) PPL completed the spinoff (the "Distribution") to PPL stockholders of a newly formed entity, HoldCo, which at such time owned all of the membership interests of Talen Energy Supply and all of the common stock of Talen Energy Corporation; (ii) immediately following the Distribution, HoldCo merged with a special purpose subsidiary of Talen Energy Corporation, with HoldCo continuing as the surviving company to the merger and as a wholly owned subsidiary of Talen Energy Corporation and the sole owner of Talen Energy Supply (the "RJS Power Merger"); (iii) substantially contemporaneous with the Distribution and RJS Power Merger, RJS Power was contributed by the Riverstone Holders to become a subsidiary of Talen Energy Supply to form Talen Energy Corporation, an independent, publicly traded company listed on the New York Stock Exchange; and (iv) subsequent to the Combination, RJS Power was merged into Talen Energy Supply. "TPM" means Topaz Power Management, LP, an affiliate of Riverstone. "Transition Services Agreement" or "TSA" means as applicable, the Transition Services Agreement, dated June 1, 2015, by and between PPL and Talen Energy Supply and the Transition Services Agreement, dated May 4, 2015, by and between Talen Energy Supply and TPM.